     NEWS RELEASE                         Contact:     David R. Schroder
     For Immediate Release                             101 Second Street, S.E.,
                                                       Suite 800
                                                       Cedar Rapids, Iowa 52401
                                                       Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                       ANNOUNCES RESULTS OF THIRD QUARTER

CEDAR  RAPIDS,  IOWA -- (August 14,  2006) -- On August 14,  2006,  MACC Private
Equities Inc. (NASDAQ Capital Market: MACC) announced its preliminary results of operations from the third quarter of its fiscal year 2006,  which are subject to adjustment upon completion of its annual audit.

     For the third quarter of fiscal 2006, MACC recorded total investment income of $238,361,  as compared to total  investment  income of $880,692 for the third quarter of fiscal 2005. The decrease in investment  income was the net effect of a $391,568  decrease in interest income, a $211,403  decrease in dividend income and a $39,360  decrease in  processing  fees and other income.  Total  operating expenses  for the third  quarter of fiscal  2006 were  $352,442,  as compared to
$848,603 for the third quarter of fiscal 2005.  The decrease in total  operating expenses is the net effect of a $248,378 decrease in interest expense, a $75,561 decrease in  management  fees,  a $138,300  decrease in incentive  fees,  and an
$83,520 decrease in professional fees and other expenses. Net investment expense for the  third  quarter  of  fiscal  2006 was  $154,081,  as  compared  to a net investment expense of $17,911 in the third quarter of fiscal 2005.

     Net realized loss on  investments  for the third quarter of fiscal 2006 was
$705,226 as compared to a net realized gain on  investments  of $655,214 for the third  quarter of fiscal 2005.  During the third  quarter of fiscal  2006,  MACC recorded a net change in unrealized  appreciation/depreciation on investments of
$1,043,716, as compared to a net change in unrealized  appreciation/depreciation on investments of $1,651,887 during the third quarter of fiscal 2005.

     These items resulted in a net decrease in net assets from operations at the end of the third  quarter of fiscal  2006 of  $2,657,079,  as  compared to a net increase in net assets from operations at the end of the third quarter of fiscal
2005 of $2,786,228.

     MACC net asset  value at June 30,  2006,  was  $11,007,896  as  compared to
$13,664,975 at September 30, 2005. MACC's net asset value per share decreased to
$4.47 at June 30, 2006, from $5.54 at September 30, 2005.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United States  through its  wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company.
MACC  common  stock is traded on the  Nasdaq  Capital  Market  under the  symbol
"MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2005,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies,  the effects of recent or future  losses on the ability of
MorAmerica  Capital to comply with applicable  regulations of the Small Business
Administration  and MorAmerica  Capital's ability to obtain future funding,  any failure to achieve annual  investment  level  objectives,  changes in prevailing
market   interest  rates,   and   contractions  in  the  markets  for  corporate
acquisitions  and initial  public  offerings.  MACC further  cautions  that such factors are not  exhaustive or exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of
MACC.

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